UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 21, 2005

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-3492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

1401 McKinney, Suite 2400, Houston, Texas	77010
(Address of Principal Executive Offices)	(Zip Code)

(713) 759-2600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

ITEM 2.02  Results of Operations and Financial Condition

On July 21, 2005 registrant issued a press release entitled “Halliburton Announces Second Quarter Results.”

The text of the Press Release is as follows:

HALLIBURTON ANNOUNCES SECOND QUARTER RESULTS
76 cents earnings per diluted share
Halliburton achieves record operating income of $607 million

HOUSTON, Texas - Halliburton (NYSE:HAL) announced today that second quarter of 2005 income from continuing operations was $391 million or $0.76 per diluted share. This compares to a loss from continuing operations of $58 million or $0.13 per diluted share in the second quarter of 2004, which included a $200 million after-tax loss from the Barracuda-Caratinga offshore engineering, procurement, installation, and commissioning (EPIC) project.

Consolidated revenue in the second quarter of 2005 was $5.2 billion, up 4% from the second quarter of 2004. This increase was largely attributable to higher activity in the Energy Services Group (ESG), approximately half of which was derived from international growth. This was partially offset by lower revenue in KBR on government services projects in the Middle East as well as a reduction in work on offshore EPIC and other oil and gas projects nearing completion in the Energy and Chemicals segment.

Consolidated operating income was $607 million in the second quarter of 2005 compared to a loss of $26 million in the second quarter of 2004. ESG experienced strong performance reflecting increased customer exploration and production spending, higher utilization of assets, and increased pricing. KBR received favorable award fees from its government services work in the Middle East and experienced improved project performance in the Energy and Chemicals segment. The second quarter of 2004 operating loss included a $310 million pretax charge on the Barracuda-Caratinga project.

“We are extremely pleased with our second quarter performance, both for ESG and KBR,” said Dave Lesar, chairman, president, and chief executive officer of Halliburton. “ESG posted a 44% incremental margin over the second quarter of 2004 on strong international growth. KBR continues to improve earnings, build backlog, and make progress in resolving government contract issues.”
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Halliburton/Page 2

2005 Second Quarter Segment Results

Energy Services Group

ESG posted second quarter of 2005 revenue of $2.5 billion, a $567 million or 30% increase over the second quarter of 2004, and operating income of $522 million, up $251 million or 93% from the same period in the prior year.

Production Optimization operating income for the second quarter of 2005 was $245 million, an increase of $124 million or 102% over the second quarter of 2004. Production enhancement services operating income increased 110%, primarily on increased demand for well stimulation services for natural gas applications, increased utilization of crews and assets, and improved pricing in the United States. West Africa and the North Sea also posted strong results. Completion tools operating income increased 49%, and operating margins increased by over four percentage points due to a change in mix to higher margin product sales and manufacturing efficiencies.

Fluid Systems operating income for the second quarter of 2005 was $135 million, a $58 million or 75% increase over the second quarter of 2004. Cementing services operating income increased 74% due to higher global drilling activity and improved pricing and asset utilization in the United States. Baroid Fluid Services operating income increased 78% on improved performance in Africa, increased deepwater work in the Gulf of Mexico, and strong growth in higher margin completion fluids and surface solutions product lines.

Drilling and Formation Evaluation operating income was $126 million, a $67 million or 114% increase over the prior year second quarter. All regions showed earnings growth, with international operations driving 76% of the increase. Sperry Drilling Services operating income increased 116%, benefiting from improved operating results in West Africa and increased activity in the United States and the North Sea. Logging services operating income increased 83% due to improvement in the United States and West Africa and strong growth in the Middle East. Security DBS drill bits operating income tripled reflecting efficiencies related to facility consolidations, higher activity, and the continued strength of fixed cutter bit volumes.

Digital and Consulting Solutions second quarter of 2005 operating income was $16 million, a $2 million or 14% increase as compared to the prior year period. Landmark’s operating income increased by $14 million, primarily driven by higher revenue across all regions. The increase was offset by a $15 million charge for two integrated solutions projects in southern Mexico.
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Halliburton/Page 3

KBR

KBR revenue for the second quarter of 2005 was $2.7 billion, a 12% decrease compared to the second quarter of 2004. Operating income for the second quarter of 2005 was $122 million compared to an operating loss of $277 million in the second quarter of 2004.

Government and Infrastructure (G&I) operating income for the second quarter of 2005 was $73 million compared to $19 million in the second quarter of 2004, a 284% increase. The increase primarily resulted from positive developments related to LogCAP award fees. G&I continues to receive favorable job performance ratings for its work supporting the troops in Iraq. As a result, G&I recognized $29 million of income for recent awards on completed work, and increased the award fee accrual rate for its ongoing work under the LogCAP contract from 50% to 72% during the quarter. G&I also realized improved performance at the DML shipyard, partially offset by the completion of the RIO contract in Iraq.

Energy and Chemicals (E&C) operating income totaled $49 million in the second quarter of 2005 compared to a $296 million loss in the second quarter of 2004. Contributing to this increase was strong performance in engineering and project management projects in Angola and the Caspian and income from recently awarded liquefied natural gas (LNG) and gas-to-liquids (GTL) projects. Included in the second quarter of 2004 was a pretax loss of $310 million on the Barracuda-Caratinga project in Brazil.

Halliburton’s Iraq-related work contributed approximately $1.4 billion in revenue in the second quarter of 2005 and $48 million of operating income, or a 3.4% margin.

Technology and Significant Achievements

Halliburton had a number of advances in technology and new contract awards.

Energy Services Group new technologies and contract awards:

•
ESG won four Hart's E&P meritorious engineering achievement awards for 2005. William Pike, Hart's editor-in-chief, presented the awards at the Offshore Technology Conference in Houston in May. The four winning Halliburton technologies are: the Well Seismic Fusion™ technology for exploration; the FasTest™ system for subsurface characterization and analysis; BOREMAX™ high-performance water-based drilling fluid; and DeepReachSM coiled tubing intervention service.

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Halliburton/Page 4

•
Halliburton and Intel have announced a collaborative program to identify and promote innovative, industry-leading solutions developed by Halliburton that benefit from the high performance availability and scalability of Intel's advanced computing technology. From wireless fracturing spreads and electronic field tickets to sophisticated knowledge management solutions and real-time operations, Intel is helping Halliburton to Unleash the Energy™ in the oil and gas industry today.

•
Halliburton's Production Optimization segment developed the SandTrapSM service using a formation stabilization system to assist operators with the economical recovery of bypassed hydrocarbons in friable or weakly consolidated reservoir sands. To date, Halliburton's SandTrapSM service has been successfully deployed in reservoirs prone to sand production problems in the Gulf of Mexico, California, Indonesia, and Argentina.

•
Halliburton's Production Optimization segment has successfully installed the first PoroFlex® expandable completion system on the Arabian Peninsula for Saudi Aramco. The sand control technique of expanding screen in an open hole provides a solution for slim-hole side track re-completions that maximize the reservoir exposure while maintaining a sufficiently large internal diameter to allow the desired production rates. In addition, maintaining full bore access facilitates remedial operation during the life of the well.

•
Halliburton’s Production Optimization segment was awarded a contract to provide its EZ-Gauge™ technology on projects in Vietnam for Japan Vietnam Petroleum Company Limited (JVPC), a joint venture company of Nippon Oil Exploration Limited (a subsidiary of Nippon Oil Group), ConocoPhillips, and PetroVietnam Exploration and Production Company (a subsidiary of PetroVietnam). JVPC selected the EZ-Gauge system because it provides a cost-effective, accurate pressure data collection system that is free of downhole electronics. Reliability and longevity of the system is significantly greater than other monitoring technologies.

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Halliburton/Page 5

KBR new contract awards:

•
KBR was selected to continue its services as the premier logistics support provider to United States forces deployed in the Balkans region and to provide similar contingency operations support through the United States Army Europe’s (USAREUR) area of responsibility. The United States Army Corps of Engineers' Transatlantic Programs Center announced that it awarded the USAREUR Support Contract to KBR for a period of up to five years. The competitively awarded indefinite delivery/indefinite quantity contract will replace the Balkans Support Contract that was awarded to KBR in 1999. The contract has a two-month phase-in period, a one-year base performance period, and four additional options that can be awarded at the government's discretion. The Army may order up to $1.25 billion in services if required, which is the contract's maximum capacity for the five-year period.

•
KBR and its joint venture team, including JGC Corporation of Japan and Technip, were awarded a Front End Engineering and Design (FEED) contract for the Angola LNG Project, to be constructed near Soyo in Northern Angola, approximately 300 kilometers north of Luanda. The five million tonnes per annum LNG facility will be operated by a new company to be formed by Sonangol (the Angola national oil company), Chevron, BP, ExxonMobil, and Total.

•
KBR and its joint venture partners, including JGC Corporation, Hatch and Clough, have been awarded a FEED contract and option for an Engineering, Procurement, and Construction Management (EPCM) contract for the Greater Gorgon Downstream LNG Project. The downstream project will include two LNG processing trains, each with a capacity of five million tonnes per annum, to be located on Barrow Island, Western Australia. The FEED contract is expected to be followed by the EPCM contract when the project receives final investment decision approval, which is expected in mid-2006.

•
KBR has been awarded a contract for a Licensor Engineering Package for conversion of BP West Coast Products, LLC's Carson, California refinery's MTBE unit to the production of iso-octene. Iso-octene is subsequently converted to iso-octane gasoline blend stock. NExOCTANE™ technology was developed by Fortum Oil Oy in Finland and is available to United States refiners under direct license from KBR.

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Halliburton/Page 6

Halliburton, founded in 1919, is one of the world’s largest providers of products and services to the petroleum and energy industries. The company serves its customers with a broad range of products and services through its Energy Services Group and KBR. The company’s World Wide Web site can be accessed at www.halliburton.com.

NOTE: The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: legal risks, including the risks of audits and investigations of the company by domestic and foreign government agencies and legislative bodies and potential adverse proceedings and findings by such agencies, the risks of judgments against the company and its subsidiaries in litigation and proceedings, including contract disputes, intellectual property rights, environmental matters, legislation, changes in government regulations and regulatory requirements, particularly those related to radioactive sources, explosives and chemicals; risks related to income taxes; political risks, including the risks of unsettled political conditions, war and the effects of terrorism, foreign operations and foreign exchange rates and controls; weather-related risks; customer risks, including the risks of changes in capital spending and claims negotiations; industry risks, including the risks of changes that affect the demand for or price of oil and/or gas, structural changes in the industries in which the company operates, risks of fixed-fee projects, and risks of complex business arrangements; systems risks, including the risks of successful development and installation of financial systems; and personnel and merger/reorganization/disposition risks, including the risks of increased competition for employees, successful integration of acquired businesses, effective restructuring efforts, and successful completion of planned dispositions. Halliburton's Form 10-K for the year ended December 31, 2004, Form 10-Q for the period ended March 31, 2005, recent Current Reports on Forms 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect the business, results of operations and financial condition. Halliburton undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

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HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended June 30		Three Months Ended March 31
	2005	2004	2005
Revenue:
Production Optimization	$1,046	$797	$900
Fluid Systems	699	554	631
Drilling and Formation Evaluation	566	423	489
Digital and Consulting Solutions	160	130	164
Total Energy Services Group	2,471	1,904	2,184
Government and Infrastructure	2,039	2,237	2,091
Energy and Chemicals	653	815	663
Total KBR	2,692	3,052	2,754
Total revenue	$5,163	$4,956	$4,938
Operating income (loss):
Production Optimization	$245	$121	$291
Fluid Systems	135	77	113
Drilling and Formation Evaluation	126	59	80
Digital and Consulting Solutions	16	14	29
Total Energy Services Group	522	271	513
Government and Infrastructure	73	19	53
Energy and Chemicals	49	(296)	52
Total KBR	122	(277)	105
General corporate	(37)	(20)	(32)
Total operating income (loss)	607	(26)	586
Interest expense	(51)	(53)	(52)
Interest income	9	7	12
Foreign currency, net	(7)	(7)	-
Other, net	(3)	(1)	(2)
Income (loss) from continuing operations before income taxes and minority interest	555	(80)	544
(Provision) benefit for income taxes	(154)	29	(169)
Minority interest in net income of subsidiaries	(10)	(7)	(8)
Income (loss) from continuing operations	391	(58)	367
Income (loss) from discontinued operations, net	1	(609)	(2)
Net income (loss)	$392	$(667)	$365
Basic income (loss) per share:
Income (loss) from continuing operations	$0.78	$(0.13)	$0.73
Income (loss) from discontinued operations, net	-	(1.39)	-
Net income (loss)	$0.78	$(1.52)	$0.73
Diluted income (loss) per share:
Income (loss) from continuing operations	$0.76	$(0.13)	$0.72
Income (loss) from discontinued operations, net	-	(1.39)	-
Net income (loss)	$0.76	$(1.52)	$0.72
Basic weighted average common shares outstanding	503	437	501
Diluted weighted average common shares outstanding	513	437	510

See Footnote Table 1 for a list of significant items included in operating income.

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HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Six Months Ended
	June 30
	2005	2004
Revenue:
Production Optimization	$1,946	$1,505
Fluid Systems	1,330	1,089
Drilling and Formation Evaluation	1,055	867
Digital and Consulting Solutions	324	259
Total Energy Services Group	4,655	3,720
Government and Infrastructure	4,130	5,105
Energy and Chemicals	1,316	1,650
Total KBR	5,446	6,755
Total revenue	$10,101	$10,475
Operating income (loss):
Production Optimization	$536	$203
Fluid Systems	248	137
Drilling and Formation Evaluation	206	102
Digital and Consulting Solutions	45	43
Total Energy Services Group	1,035	485
Government and Infrastructure	126	81
Energy and Chemicals	101	(373)
Total KBR	227	(292)
General corporate	(69)	(44)
Total operating income	1,193	149
Interest expense	(103)	(109)
Interest income	21	17
Foreign currency, net	(7)	(10)
Other, net	(5)	4
Income from continuing operations before income taxes and minority interest	1,099	51
Provision for income taxes	(323)	(20)
Minority interest in net income of subsidiaries	(18)	(13)
Income from continuing operations	758	18
Loss from discontinued operations, net	(1)	(750)
Net income (loss)	$757	$(732)
Basic income (loss) per share:
Income from continuing operations	$1.51	$0.04
Loss from discontinued operations, net	-	(1.71)
Net income (loss)	$1.51	$(1.67)
Diluted income (loss) per share:
Income from continuing operations	$1.48	$0.04
Loss from discontinued operations, net	-	(1.71)
Net income (loss)	$1.48	$(1.67)
Basic weighted average common shares outstanding	502	437
Diluted weighted average common shares outstanding	512	440

See Footnote Table 1 for a list of significant items included in operating income.

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HALLIBURTON COMPANY
Condensed Consolidated Balance Sheets
(Millions of dollars)
(Unaudited)

	June 30 2005	March 31 2005	December 31 2004
Assets
Current assets:
Cash and marketable securities	$1,575	$1,812	$2,808
Receivables, net	4,280	4,778	4,685
Inventories, net	931	880	791
Insurance for asbestos- and silica-related liabilities	91	96	1,066
Other current assets	1,090	642	680
Total current assets	7,967	8,208	10,030

Property, plant, and equipment, net	2,550	2,556	2,553
Insurance for asbestos- and silica-related liabilities	301	297	350
Other assets	2,398	2,745	2,931
Total assets	$13,216	$13,806	$15,864

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$1,871	$2,357	$2,339
Current maturities of long-term debt	374	862	347
Asbestos- and silica-related liabilities	-	-	2,408
Other current liabilities	1,927	1,960	2,038
Total current liabilities	4,172	5,179	7,132

Long-term debt	3,103	3,109	3,593
Asbestos- and silica-related liabilities	-	-	37
Other liabilities	1,133	1,066	1,062
Total liabilities	8,408	9,354	11,824
Minority interest in consolidated subsidiaries	113	114	108
Shareholders’ equity	4,695	4,338	3,932
Total liabilities and shareholders’ equity	$13,216	$13,806	$15,864

Note - Certain prior period amounts have been reclassified to be consistent with the current presentation.

HALLIBURTON COMPANY
Selected Cash Flow Information
(Millions of dollars)
(Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2005	2004	2005	2004

Capital expenditures:
Energy Services Group	$129	$131	$260	$234
KBR	18	23	29	50
Total capital expenditures	$147	$154	$289	$284

Depreciation, depletion, and amortization:
Energy Services Group	$112	$111	$222	$230
KBR	15	13	30	26
Total depreciation, depletion, and amortization	$127	$124	$252	$256

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HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Geographic Region - Energy Services Group Only
(Millions of dollars)
(Unaudited)

	Three Months Ended		Six Months Ended
2005	March 31	June 30	June 30
Revenue:
North America	$1,059	$1,137	$2,196
Latin America	314	333	647
Europe/Africa/CIS	463	565	1,028
Middle East/Asia	348	436	784
Total revenue	$2,184	$2,471	$4,655

Operating Income:
North America	$353	$289	$642
Latin America	46	39	85
Europe/Africa/CIS	62	105	167
Middle East/Asia	52	89	141
Total operating income	$513	$522	$1,035

	Three Months Ended				Twelve Months Ended
2004	March 31	June 30	September 30	December 31	December 31
Revenue:
North America	$814	$846	$969	$980	$3,609
Latin America	229	257	295	301	1,082
Europe/Africa/CIS	433	464	510	517	1,924
Middle East/Asia	340	337	334	372	1,383
Total revenue	$1,816	$1,904	$2,108	$2,170	$7,998

Operating income:
North America	$118	$152	$228	$224	$722
Latin America	30	36	52	12	130
Europe/Africa/CIS	27	35	88	64	214
Middle East/Asia	39	48	46	67	200
Total operating income	$214	$271	$414	$367	$1,266

2003
Revenue:
North America	$745	$762	$791	$787	$3,085
Latin America	182	226	244	255	907
Europe/Africa/CIS	395	467	415	411	1,688
Middle East/Asia	289	325	355	346	1,315
Total revenue	$1,611	$1,780	$1,805	$1,799	$6,995

Operating income:
North America	$84	$91	$31	$100	$306
Latin America	23	43	51	48	165
Europe/Africa/CIS	29	54	30	39	152
Middle East/Asia	44	47	58	54	203
Total operating income	$180	$235	$170	$241	$826

Note - Region results for Commonwealth of Independent States (CIS) have been reclassified from Middle East/Asia into Europe/Africa/CIS. All prior period amounts have been restated.

See Footnote Table 2 for a list of significant items included in operating income for the three months ended June 30, 2005 and 2004 and March 31, 2005, and for the six months ended June 30, 2005 and 2004.

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HALLIBURTON COMPANY
Backlog Information
(Millions of dollars)
(Unaudited)

	June 30 2005		March 31 2005	December 31 2004
Firm orders:
Government & Infrastructure	$3,556		$4,224	$3,968
Energy & Chemicals	6,182	(a)	4,653	3,643
Energy Services Group segments	179		65	64
Total	$9,917		$8,942	$7,675

Government orders firm but not yet funded, letters of intent, and contracts awarded but not signed:
Government & Infrastructure	$4,842	(b)	$554	$816
Total backlog	$14,759		$9,496	$8,491

(a)
Backlog related to gas monetization projects, which include liquefied natural gas and gas-to-liquids projects, amounted to $3.0 billion of the $6.2 billion of Energy and Chemicals backlog as of June 30, 2005.

(b)	Increase primarily relates to Task Order No. 89 under the LogCAP contract.

HALLIBURTON COMPANY
Iraq-Related Award Fee Information on LogCAP Contract
(Millions of dollars)
(Unaudited)

	Three Months Ended June 30, 2005	Six Months Ended June 30, 2005
Award fee adjustment (a)	$29	$51
Change in estimated accrual rate of award fees (b)	$10	$10

(a)
The amounts initially accrued for award fees are adjusted to actual amounts earned once the award fees have been granted and the task orders underlying the work are definitized. The actual amounts granted were $27 million in the first quarter of 2005 and $72 million in the second quarter of 2005. The six months ended June 30, 2005 includes $10 million of income related to the settlement of dining facilities matters. Through March 31, 2005, award fees not yet granted were accrued at 50% of the maximum award fee.

(b)	Effective April 1, 2005, LogCAP award fees not yet granted are accrued at 72% of the maximum award fee.

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FOOTNOTE TABLE 1

HALLIBURTON COMPANY
Items included in Operating Income by Operating Segment
(Millions of dollars except per share data)
(Unaudited)

	Three Months Ended June 30, 2005		Three Months Ended June 30, 2004		Three Months Ended March 31, 2005
	Operating Income	After Tax per Share	Operating Income	After Tax per Share	Operating Income	After Tax per Share
Production Optimization:
Subsea 7, Inc. gain on sale (a)	$-	$-	$-	$-	$110	$0.14
Energy and Chemicals:
Barracuda-Caratinga project loss	-	-	(310)	(0.46)	-	-

(a)	The three months ended June 30, 2004 included a $2 million equity loss contributed from Subsea 7, Inc.

	Six Months Ended June 30, 2005		Six Months Ended June 30, 2004
	Operating Income	After Tax per Share	Operating Income	After Tax per Share
Production Optimization:
Subsea 7, Inc. gain on sale (b)	$110	$0.15	$-	$-
Digital and Consulting Solutions:
Anglo-Dutch lawsuit	-	-	13	0.02
Energy and Chemicals:
Barracuda-Caratinga project loss	-	-	(407)	(0.60)

(b)	The six months ended June 30, 2004 included a $19 million equity loss contributed from Subsea 7, Inc.

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FOOTNOTE TABLE 2

HALLIBURTON COMPANY
Items included in Operating Income
By Geographic Region - Energy Services Group Only
(Millions of dollars except per share data)
(Unaudited)

	Three Months Ended June 30, 2005		Three Months Ended June 30, 2004		Three Months Ended March 31, 2005
	Operating Income	After Tax per Share	Operating Income	After Tax per Share	Operating Income	After Tax per Share
North America:
Subsea 7, Inc. gain on sale	$-	$-	$-	$-	$107	$0.14
Europe/Africa/CIS:
Subsea 7, Inc. gain on sale	-	-	-	-	3	-

	Six Months Ended June 30, 2005		Six Months Ended June 30, 2004
	Operating Income	After Tax per Share	Operating Income	After Tax per Share
North America:
Subsea 7, Inc. gain on sale	$107	$0.15	$-	$-
Anglo-Dutch lawsuit	-	-	13	0.02
Europe/Africa/CIS:
Subsea 7, Inc. gain on sale	3	-	-	-

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FOOTNOTE TABLE 3

HALLIBURTON COMPANY
Reconciliation of As Reported Segment Results to Adjusted Segment Results
Energy Services Group Only
(Millions of dollars)
(Unaudited)

	Production Optimization	Fluid Systems	Drilling and Formation Evaluation	Digital and Consulting Solutions	Total Energy Services Group
Three Months Ended June 30, 2005

As reported operating income (a)	$245	$135	$126	$16	$522
As reported operating margin (b)	23.4%	19.3%	22.3%	10.0%	21.1%

Three Months Ended March 31, 2005

Revenue	$900	$631	$489	$164	$2,184
As reported operating income	291	113	80	29	513
Subsea 7, Inc. gain (c)	(110)	-	-	-	(110)
Adjusted operating income	$181	$113	$80	$29	$403

As reported operating margin (b)	32.3%	17.9%	16.4%	17.7%	23.5%
Adjusted operating margin (b)	20.1%	17.9%	16.4%	17.7%	18.5%

(a)	No reconciling items were noted for this period.

(b)	As reported operating margin is calculated as: “As reported operating income” divided by “Revenue.” Adjusted operating margin is calculated as: “Adjusted operating income” divided by “Revenue.”

(c)
The Company is reporting strong operating income from the Energy Services Group, particularly the Production Optimization segment. Management believes it is important to point out to investors that a portion of operating income and operating margin is attributable to the gain on the sale of the equity interest in the Subsea 7, Inc. joint venture in the first quarter of 2005, because investors have indicated to management their desire to understand the current drivers and future trends of the operating margins. The adjustment removes the effect of the gain on the sale of the 50% interest in Subsea 7, Inc.

###

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: July 26, 2005	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Assistant Secretary